EXHIBIT 10.10


                        AMENDMENT TO EMPLOYMENT AGREEMENT


      This Amendment to Employment Agreement (this "Agreement"), dated as of November 7, 2002 and effective as of October 23, 2002 (the "Effective Date"), is between GREG MANNING AUCTIONS, INC, a Delaware corporation ("GMAI"), and LARRY
L. CRAWFORD, an individual ("Mr. Crawford").

      GMAI and Mr. Crawford are parties to an Employment Agreement, dated April 23, 2001 (the "Original Agreement"), pursuant to which Mr. Crawford has been employed by GMAI as its Chief Financial Officer and Executive Vice President. The Term set forth in the Original Agreement terminates on April 23, 2003.

      In connection with certain transactions known collectively as the "Lenape Project", the parties desire to amend and extend the Original Agreement at this time rather than at the end of the original Term. The Board of Directors of GMAI approved the terms hereof on the Effective Date.

      GMAI and Mr. Crawford therefore agree as follows:

      1. Effective the Effective Date, the Term as set forth is Section 1 of the Original Agreement is hereby extended to June 30, 2006 (subject to earlier termination as provided in the Original Agreement).

      2. Effective the Effective Date, paragraph (a) of Section 3 of the Original Agreement is hereby amended to read as follows:

             "Compensation. (a) GMAI shall pay Mr. Crawford a salary of $150,000 per annum, which will increase to $160,000 per annum on May 1, 2003; to $175,000 on May 1, 2004; and to $190,000 on May 1, 2005 (that salary, the "Base Salary"). Payment of the Base Salary will be in accordance with GMAI's standard payroll practices and subject to all legally required or customary withholdings."

      3. Effective the Effective Date, paragraph (b) of Section 3 of the Original Agreement is hereby amended to read as follows:

            "(b)(i) In the event that in any full fiscal year during the Term GMAI's Audited Pre-Tax Income (as defined below) equals or exceeds $50,000, GMAI shall pay to Mr. Crawford a cash bonus equal to 25% of such Pre-Tax Income, up to a maximum bonus of $50,000 (that bonus, a "Bonus"). The term "Audited Pre-Tax Income" means the net income of GMAI for the fiscal year before federal income taxes and bonuses paid under this section and any other executive employment

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            agreement entered into by GMAI, determined in accordance with generally accepted accounting principles consistently applied as determined by GMAI's independent auditors.

            "(ii) The bonus for each fiscal year provided for above shall be payable promptly after the amount of the Audited Pre-Tax Income shall have been determined by GMAI's independent auditors as evidenced by an executed report of such auditors (including for the last year of the Term hereunder, even if Mr. Crawford shall no longer be employed by GMAI)."

      4. Effective as of November 1, 2002, paragraph (a) of Section 5 of the Original Agreement is hereby amended to read as follows:

            "Benefits. (a) GMAI shall pay to Mr. Crawford, in a manner consistent with GMAI's standard payroll practices (and subject to all legally required or customary withholdings), an annual non-accountable expense allowance equal to $15,000 per year during the Term." and

            Effective as of November 1, 2002, a new paragraph (c) is hereby added to Section 5 of the Original Agreement, reading as follows:

            "(c) During the Term hereunder, Mr. Crawford shall be entitled to the use of an automobile with a base lease cost of up to $425 per month."

      5. Contemporaneously with the execution of this Agreement, GMAI and Mr. Crawford are entering into a Stock Option Agreement, reflecting the grant by GMAI to Mr. Crawford of options to purchase 75,000 shares of common stock of GMAI, which options shall vest 33 1/3% on the Effective Date and 33 1/3% per year on each of the first and second anniversaries of the Effective Date, and shall be exercisable at a price equal to $1.35 per share, which is not less than the fair market value of the common stock of GMAI as of the Effective Date.



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      6.    This Agreement is governed by the laws of the State of New York, without giving effect to principles of conflict of laws.

      7. Except as specifically amended hereby, the Original Agreement shall remain in full force and effect in accordance with its terms. This Agreement shall not constitute an amendment to or modification of any other agreement between the parties hereto. Capitalized terms used herein and not otherwise defined will have their meanings as set forth in the Original Agreement.



                              GREG MANNING AUCTIONS, INC.


                              By:  /s/ Greg Manning
                                 -----------------------------------
                                 Greg Manning
                                 Chairman of the Board, Chief Executive Officer
                                   and President


                              /s/ Larry Crawford
                              --------------------------------------
                              LARRY L. CRAWFORD




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